Exhibit 10.1
AGREEMENT AND AMENDMENT NO. 1
     THIS AGREEMENT AND AMENDMENT NO. 1 (this “Amendment”) is made as of February 10, 2009 by and among TIMEPAYMENT CORP, a Delaware corporation (the “Borrower”), SOVEREIGN BANK, as a Lender and as agent, and the other Lenders party hereto.
     WHEREAS, the parties hereto are parties to a certain Amended and Restated Credit Agreement, dated as of July 9, 2008 (as amended, supplemented, or restated from time to time, the “Credit Agreement”; terms defined in the Credit Agreement are used herein with the same meanings);
     WHEREAS, simultaneously with the execution of this Amendment, Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“Wells Fargo”), is becoming a Lender under the Credit Agreement with a Commitment of $22,500,000 pursuant to an Additional Lender Supplement dated as of the date hereof and Commerce Bank & Trust Company is increasing its Commitment by $2,500,000 pursuant to a Commitment Increase Supplement dated as of the date hereof; and
     WHEREAS, the Borrower and the Lenders wish to agree to the amendments to the Credit Agreement and other matters contained herein;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.	Amendments to the Credit Agreement.
          (a) Section 2.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Each Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the greater of (i) the Base Rate plus one and three quarters percent (1.75%) per annum, which rate shall change contemporaneously with any change in the Base Rate, as provided below, and (ii) five percent (5%) per annum. Such interest shall be payable monthly in arrears on the first Business Day of each month.”
          (b) Section 2.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(b) Each Loan which is a LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the greater of (i) the LIBOR Rate plus three and three quarters percent (3.75%) per annum, and (ii) five percent (5%) per annum. Such interest shall be payable monthly in arrears on the first Business Day of each month.

     2. Agreement to Assign Commitment. Wells Fargo hereby agrees to assign, within thirty (30) days after the date hereof, up to $2,500,000 of its Commitment to each of Sovereign Bank, TD Bank, N.A. and Danversbank if any or all of such Lenders so elect within such thirty (30) day period, or such other portions as Wells Fargo and the Lenders purchasing a portion of Wells Fargo’s Commitment may mutually agree. The assignments to be made under this Section 2 shall be made pursuant to an Assignment Agreement substantially in the form attached hereto as Exhibit A.
     3. Effective Date. This Amendment shall become effective as of the date first set forth above immediately after all of the following shall have occurred:
          (a) the execution and delivery of this Amendment by the Lenders and the Borrower;
          (b) the execution and delivery of the Additional Lender Supplement by Wells Fargo and the Borrower; and
          (c) the execution and delivery of the Commitment Increase Supplement by Commerce Bank & Trust Company and the Borrower.
     4. Representations. The Borrower represents and warrants to the Lenders as follows:
          (a) the representations and warranties contained in Section IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date;
          (b) immediately following the effectiveness of this Amendment, no Default will have occurred and be continuing;
          (c) the resolutions referred to in Section 3.1(a)(viii) of the Credit Agreement remain in full force and effect; and
          (d) after giving effect to the increase to the Total Commitment as of the date hereof as contemplated hereby (assuming the Total Commitment, as so increased, is fully utilized by the Borrower), no Default will have occurred and be continuing and the Borrower will be in compliance on a pro forma basis with all covenants under Section VI of the Credit Agreement.
     5. General. The amendments to the Credit Agreement contained herein are limited as provided herein and do not extend to any other provisions of the Credit Agreement not specified herein or to any other matter. The Credit Agreement is ratified and confirmed and shall continue in full force and effect as amended hereby. This Amendment may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

IN WITNESS WHEREOF, this Agreement and Amendment No. 1 has been executed as a sealed instrument as of the date first set forth above.

TIMEPAYMENT CORP.		SOVEREIGN BANK, Individually and as Agent

By:		By:
	Name: Richard F. Latour		Name: Jeffrey G. Millman
	Title: President		Title: Senior Vice President

TD BANK, N.A.
By:
	Name:	C. Lee Willingham
	Title:	Senior Vice President

COMMERCE BANK & TRUST COMPANY
By:
	Name:	David J. Costello
	Title:	Senior Vice President

DANVERSBANK
By:
	Name:	Mary E. McLemore
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

[Signature Page to Agreement and Amendment No.1]